AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                                  ESOFT, INC.
                         -----------------------------


                                   ARTICLE I

                                     NAME

      The name of the Corporation is eSOFT, INC.

                                  ARTICLE II

                              PURPOSE AND POWERS

      2.1 PURPOSE. The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act (the "Colorado Act").

                                  ARTICLE III

                                 CAPITAL STOCK

      3.1 AUTHORIZED SHARES. The aggregate number of shares the Corporation shall have authority to issue 53,000,000 shares of stock of which: (a) 50,000,000 shares shall be Common Stock, $.01 par value per share (b) 3,000,000 shares shall be preferred stock, $.01 par value per share.

      3.2 PREFERRED STOCK. The shares of preferred stock authorized for issuance, but not otherwise designated, may be divided into such number of series as the board of directors may determine. The board of directors shall have authority to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and to fix the number of shares of any series of preferred stock and the designation thereof. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the




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board of directors originally fixing the numbers of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of that series.

      3.3 PREEMPTIVE RIGHTS. Shareholders shall not have the preemptive right to acquire additional unissued or treasury shares of the Corporation or securities convertible into shares or carrying stock purchase warrants or privileges.

                                  ARTICLE IV

                              BOARD OF DIRECTORS

      4.1 GENERAL. The business and affairs of the Corporation shall be managed by a board of directors.

      4.2 NUMBER OF DIRECTORS. The number of directors shall be fixed in accordance with the Corporation's Bylaws.

      4.3 QUORUM. A quorum of the board of directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as may be provided in the Corporation's Bylaws with respect to filling vacancies.

                                   ARTICLE V

                            LIABILITY OF DIRECTORS

      No director of the Corporation shall have any personal liability for monetary damages to the Corporation or its shareholders for breach of his or her fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the Corporation or its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional



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misconduct or a knowing violation of law; (iii) acts specified in Section
7-108-403 of the Colorado Corporation Code; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to eliminate or diminish the defenses ordinarily available to a director or to deprive any director of any right he or she may have for contribution from any other director or other person. If the Colorado Business Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Act as so amended. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation under this Article VII, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article VII prior to such repeal or modification.

                                  ARTICLE VI

                                INDEMNIFICATION

      The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation



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as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                                 ARTICLE VII

                      CONFLICTING INTEREST TRANSACTIONS

      As used in this Article VII, "conflicting interest transaction" means any of the following: (a) a loan or other assistance by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest; (b) a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest; or (c) a contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity in which a director of the Corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable or be enjoined or set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the Corporation, solely because the conflicting interest transaction involves a director of the Corporation or an entity in which a director of the Corporation is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the Corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose, so long as such conflicting interest transaction is authorized, approved or ratified in accordance with the requirements explicitly set forth in the Colorado Act. Common or interested directors may be



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counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

                                 ARTICLE VIII

                              SHAREHOLDER CLAIMS

      Unless a person is recognized as a shareholder through procedures established by the Corporation pursuant to Section 7-107-204 of the Colorado Act or any similar law, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes permitted by the Colorado Act, including without limitation all rights deriving from such shares, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to Section 7-107-204 of the Colorado Act or any similar applicable law, he shall not be entitled: (i) to receive notice of the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders; (iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the Corporation. Nothing contained herein will be construed to deprive any beneficial shareholder, as defined in Section 7-113-101(1) of the Colorado Act, of any right he may have pursuant to Article 113 of the Colorado Act or any successor thereof.



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                                  ARTICLE IX

                    REGISTERED OFFICE AND REGISTERED AGENT

      The address of the registered office of the Corporation is 15200 East Girard Avenue, Suite 3000, Aurora, Colorado 80014. The name of the registered agent of the Corporation at such address is Philip L. Becker. The address of the principal office of the Corporation is 15200 East Girard Avenue, Suite 3000, Aurora, Colorado 80014.



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